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                                                                   EXHIBIT 8(l)

                             AMENDMENT TO AGREEMENT


THIS AMENDMENT made as of the ___ day of June, 1998 to amend portions of the Participation Agreement entered into by Royce Capital Fund and IL Annuity and Insurance Company on June 13, 1997 for the purpose of adding Bankers Life Insurance Company of New York as a party to the agreement.

1.    The initial paragraph is amended to read:

      THIS AGREEMENT made as of the 13th day June, 1995 by and among ROYCE CAPITAL FUND (the "Trust"), a Delaware business trust, ROYCE & ASSOCIATES, INC. ("Royce" or the "Adviser"), a New York corporation, IL ANNUITY AND INSURANCE COMPANY ("ILA"), a life insurance company organized under the laws of the State of Massachusetts, as amended the ____ day of ________, 1998 to add BANKERS LIFE INSURANCE COMPANY OF NEW YORK ("BLNY"), a life insurance company organized under the laws of the State of New York. "The Company" shall be used hereinafter to refer to both ILA and BLNY, individually.

2.    Article II, Section 2.1 is amended to read:

      a. The first two words of the section ("the Company") are replaced by "ILA"

      b. Reference to "each Separate Account" in the section is replaced by "the IL Annuity and Insurance Company Separate Account I ("ILA Account")."

      c. The following sentence is added to the section: BLNY represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York, and that it has legally and validly established the Bankers Life Insurance Company of New York Separate Account I ("BLNY Account") as a segregated asset account under such laws.

3. Appendix B is amended to add: Bankers Life Insurance Company of New York Separate Account I.

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      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement to Amend of the date and year first above written.

                                     ROYCE CAPITAL FUND

                                     By:
                                         --------------------------------------
                                     Name:
                                     Title:

                                     ROYCE & ASSOCIATES, INC.

                                     By:
                                         --------------------------------------
                                     Name:
                                     Title:

                                     BANKERS LIFE INSURANCE COMPANY OF
                                     NEW YORK

                                     By:
                                         --------------------------------------
                                     Name:
                                     Title:


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